For Immediate Release
Liberated Syndication Inc. (LSYN)
August 3, 2020

Liberated Syndication Appoints Richard P. Heyse as Chief Financial Officer

Pittsburgh, PA - - - Liberated Syndication Inc. (OTCQB:LSYN) ("Libsyn" or "the Company"), the industry's leading podcast hosting platform, announced today the appointment of Mr. Richard P. Heyse as Chief Financial Officer, effective immediately. In this role, Mr. Heyse will be responsible for finance, strategic planning, treasury, tax and accounting and will be based at the Company's offices in Pittsburgh, PA.

Mr. Heyse takes over for Mr. Gabriel Mosey, who has served as interim Chief Financial Officer since October 2019, and will remain with the Company as Corporate Controller.

Background of Mr. Heyse
Mr. Heyse brings 35 years of financial management, capital markets and operational experience in both public and private technology companies. He has successfully served as CFO of three publicly-traded companies, with considerable expertise in business planning, strategy execution, operational optimization, budgeting, SEC compliance, and financial reporting.

Most recently, Mr. Heyse served as an interim CFO or consultant for a number of private companies. Previously Mr. Heyse served as Chief Financial, Risk and Compliance Officer at Wesco International, Inc. (WCC) in Pittsburgh, Pennsylvania; Chief Financial Officer and Chief Information Officer at Innophos Holdings, Inc. (IPHS) in Cranbury, New Jersey (where he coordinated a NASDAQ IPO); and as Business CFO - Chemicals Division at Eastman Chemical Company (EMN) in Kingsport, Tennessee.

Mr. Heyse has a Bachelor's Degree in Nuclear Engineering from Purdue University, and a Master's Degree in Business Administration from Carnegie Mellon University.

Management Commentary
Laurie Sims, President of Libsyn, noted, "We are pleased to welcome Richard, whose financial acumen and experience will prove invaluable as we continue to strengthen our leadership team. He has over three decades of financial and operational experience and has managed the entirety of the finance function of companies with substantial revenues. We would also like to thank Gabe Mosey for his efforts as Interim CFO and look forward to his continuing contributions as Controller. As we pursue growth initiatives in our podcasting and web hosting business, Richard, Gabe, and our entire finance team will help us tackle the many opportunities to improve our efficiency and performance."

Mr. Heyse commented, "I am delighted to join Libsyn at this exciting time. I believe the potential for shareholder value creation is excellent given the favorable growth trends in the podcasting and web-hosting market and Libsyn's position as a leader in the space."

About Liberated Syndication
Liberated Syndication Inc. (Libsyn) is a world leading podcast hosting network and has been providing publishers with distribution and monetization services since 2004. In 2019 Libsyn delivered over 6.2 billion downloads. Libsyn hosts over 5.8 million media files from more than 69,000 podcasts. Podcast producers choose Libsyn to measure their audience via IAB V2 certified stats, deliver popular audio and video episodes, distribute their content through smartphone Apps (iOS, and Android), and monetize via premium subscription services and advertising. The Company also owns Pair Networks, founded in 1996, one of the oldest and most experienced Internet hosting companies, providing a full range of fast, powerful and reliable Web hosting services.

Libsyn is a Pittsburgh based company with a world class team.

Visit us on the web at www.libsyn.com, or the investor relations section at https://investor.libsyn.com.

Forward-Looking Statement
"Forward-looking Statements" as defined in the Private Securities litigation Reform Act of 1995 may be included in some of the information or materials made available on this website. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to, risks associated with our change in business strategy towards more heavy reliance

upon on our new talent segment and wholesale channels, actions of regulators concerning our business operations or trading markets for our securities, the extent to which we are able to develop new services and markets for our services, our significant reliance on third parties to distribute our content, the level of demand and market acceptance of our services and the "Risk Factors" set forth in our most recent SEC filings.

Contact:

At the Company
Laurie Sims, President
Liberated Syndication
investor@libsyn.com

Adam Prior, SVP
The Equity Group Inc.
(212) 836-9606
aprior@equityny.com